Exhibit 99.1

Cantaloupe, Inc. Reports First Quarter Fiscal Year 2024 Financial Results

First Quarter 2024 Revenue Increased 8% Year-Over-Year, to $62.7 million

First Quarter 2024 GAAP Net income applicable to common shares of $1.7 million and Adjusted EBITDA of $7.8 million

Reiterates Fiscal Year 2024 Guidance

MALVERN, Pa. -- November 9, 2023 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for self-service commerce, today reported results for the first quarter ended September 30, 2023.

“Our fiscal year started off with continued expansion of operating leverage and strong profitability,” said Ravi Venkatesan, chief executive officer, Cantaloupe. “We continue to prioritize margin expansion by driving subscription revenue, optimizing COGS and disciplined management of operating expenses. In addition, we’ve made meaningful progress on our international expansion efforts, especially in Europe and Mexico with multiple customer acquisitions. I’m excited about the future of Cantaloupe as we execute on our vision to be the global technology leader that powers self-service commerce.”

First Quarter 2024 Key Financial Results:

•Revenue of $62.7 million, an increase of 8% year over year
◦Transaction fees of $37.0 million, an increase of 18% year over year
◦Subscription fees of $18.1 million, an increase of 15% year over year
◦Equipment sales of $7.5 million, a decrease of 30% year over year
•Total Dollar Volumes of Transactions were $724.8 million, an increase of 13% year over year
•Transactions totaled 283.6 million at the end of the first quarter of 2024
•Gross margin of 38.8% compared with 24.5% in the prior year quarter
◦Subscription and transaction fees margins grew to 42.5% compared to 35.5% in the prior year quarter
◦Equipment sales margins grew to 12.2% compared to negative 23.8% in the prior year quarter
•U.S. GAAP Net income applicable to common shares of $1.7 million, or $0.02 per share, compared to Net loss applicable to common shares of $8.9 million, or $(0.13) per share, in the prior year quarter
•Adjusted EBITDA[1] of $7.8 million compared to negative $5.4 million in the prior year quarter
______________
1 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income to Adjusted EBITDA.

Recent Business Highlights:

•Active Customers totaled 29,670 at the end of the first quarter of 2024 compared to 25,019 at the end of the first quarter of 2023, an increase of 19%.
•Active Devices totaled 1.19 million at the end of the first quarter of 2024 compared to 1.15 million at the end of the first quarter of 2023, an increase of 4%.
•The Company showcased its full suite of solutions for the European market at Cantaloupe LIVE in the U.K. With over 100 people in attendance, customers, partners and industry professionals were able to see the latest technology for self-service retail.

Fiscal Year 2024 Outlook:

For the full fiscal year 2024, the Company reiterates the following:

•Total Revenue to be between $275 million and $285 million
•The combination of Transaction and Subscription revenue to be between $234 million and $242 million
•Total U.S. GAAP net income to be between $9 million and $15 million
•Adjusted EBITDA[1] to be between $28 million and $34 million
•Total Operating Cash Flow to be between $28 million and $38 million

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

To join the live call in order to ask questions, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for self-service commerce. Cantaloupe is transforming the self-service commerce industry by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts. These items may include acquisition and integration related costs, severance expenses, litigation charges or settlements, and certain other unusual adjustments.

We use Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net income (loss) before (i) interest income from leases, (ii) interest expense on debt and sales tax reserves, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, (vii) fees and charges, net of reimbursement from insurance proceeds, that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, (viii) one-time project expense, one-time severance expenses, and infrequent integration and acquisition expense, and (ix) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations including asset impairment charges, gain on extinguishment of debt.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, rising interest rates, financial institution disruptions, public health emergencies and declines in consumer confidence and discretionary spending; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in the Amended JPMorgan Credit Facility; our ability to raise funds in the future through sales of securities or debt financing in order to sustain operations in the normal course of business or if an unexpected or unusual event were to occur; disruptions in or inefficiencies to our supply chain and/or operations; the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, packaging and transportation; weather, climate conditions, natural disasters or other unexpected events, whether our current or future customers purchase, lease, rent or utilize our devices, software solutions or our other products in the future at levels currently anticipated; whether our customers continue to utilize the Company’s transaction processing and related services, as our customer agreements are generally cancellable by the customer on thirty to sixty days’ notice; our ability to acquire and develop relevant technology offerings for current, new and potential customers and partners; risks and uncertainties associated with our expansion into and our operations in Europe, Latin America and other foreign markets, including general economic conditions, policy changes affecting international trade, political instability, inflation rates, recessions, sanctions, foreign currency exchange rates and controls, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest, armed conflict, war and other economic and political factors; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; our ability to attract, develop and retain key personnel, or our loss of the services of our key executives; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to integrate acquired companies into our current products and services structure; our ability to add new customers and retain key existing customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; our ability to operate without infringing the intellectual property rights of others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine and the conflict between Israel and Hamas; whether we are able to fully remediate our material weaknesses in our internal controls over financial reporting or continue to experience material weaknesses in our internal controls over financial reporting in the future, and are not able to accurately or timely report our financial condition or results of operations; the ability to remain in compliance with the continued listing standards of the Nasdaq Global Select Market ("Nasdaq") and continue to remain as a member of the US Small-Cap Russell 2000®; whether our suppliers would increase their prices, reduce their output or change their terms of sale; and the risks associated with cyber attacks and data breaches; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2023. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

Unaudited Results:
As the audit of the 2024 Form 10-K is yet to be finalized, the Company’s results presented herein are unaudited and represent the most current information available to the Company’s management. The unaudited results included herein have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not yet expressed an opinion or any other form of assurance with respect to these financial results. The Company’s actual results may differ from the results presented in this release due to the completion of the year-end financial closing procedures, review and audit and final adjustments and other developments that may arise between the date of this press release and the time that the Company files its fiscal year Form 10-K with the SEC.
-F--CTLP

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets

($ in thousands, except share data)	September 30, 2023 (Unaudited)	June 30, 2023

Assets
Current assets:
Cash and cash equivalents	$54,597	$50,927
Accounts receivable, net	36,998	30,162
Finance receivables, net	6,439	6,668
Inventory, net	32,216	31,872
Prepaid expenses and other current assets	3,741	3,754
Total current assets	133,991	123,383

Non-current assets:
Finance receivables due after one year, net	12,362	13,307
Property and equipment, net	26,683	25,281
Operating lease right-of-use assets	3,963	2,575
Intangibles, net	26,236	27,812
Goodwill	92,380	92,005
Other assets	5,080	5,249
Total non-current assets	166,704	166,229

Total assets	$300,695	$289,612

Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities:
Accounts payable	$59,591	$52,869
Accrued expenses	24,831	26,276
Current obligations under long-term debt	977	882
Deferred revenue	1,940	1,666
Total current liabilities	87,339	81,693

Long-term liabilities:
Deferred income taxes	318	275
Long-term debt, less current portion	37,278	37,548
Operating lease liabilities, non-current	4,153	2,504
Total long-term liabilities	41,749	40,327

Total liabilities	129,088	122,020
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 issued and outstanding, with liquidation preferences of $22,433 and $22,144 at September 30, 2023 and June 30, 2023, respectively	2,720	2,720
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 72,695,265 and 72,664,464 shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively	479,332	477,324
Accumulated deficit	(310,445)	(312,452)
Total shareholders’ equity	168,887	164,872
Total liabilities, convertible preferred stock, and shareholders’ equity	$300,695	$289,612

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
	September 30,
($ in thousands, except share and per share data)	2023	2022
Revenues:
Subscription and transaction fees	$55,135	$47,075
Equipment sales	7,548	10,707
Total revenues	62,683	57,782

Costs of sales:
Cost of subscription and transaction fees	31,728	30,370
Cost of equipment sales	6,627	13,250
Total costs of sales	38,355	43,620

Gross profit	24,328	14,162

Operating expenses:
Sales and marketing	4,142	2,525
Technology and product development	4,168	6,865
General and administrative	10,438	11,578
Investigation, proxy solicitation and restatement expenses, net of insurance recoveries	—	397
Integration and acquisition expenses	78	—
Depreciation and amortization	2,747	1,315
Total operating expenses	21,573	22,680

Operating income (loss)	2,755	(8,518)

Other income (expense):
Interest income from leases	517	567
Interest expense	(1,107)	(477)
Other expense	(77)	(120)
Total other expense	(667)	(30)

Income (loss) before income taxes	2,088	(8,548)
Provision for income taxes	(81)	(26)

Net income (loss)	2,007	(8,574)
Preferred dividends	(289)	(334)
Net income (loss) applicable to common shares	$1,718	$(8,908)

Net earnings (loss) per common share
Basic	$0.02	$(0.13)
Diluted	0.02	(0.13)

Weighted average number of common shares outstanding used to compute net earnings (loss) per share applicable to common shares
Basic	72,717,965	71,207,750
Diluted	74,305,512	71,207,750

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
	September 30,
($ in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,007	$(8,574)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock based compensation	1,932	1,318
Amortization of debt issuance costs and discounts	32	29
Provision for expected losses	1,000	1,436
Provision for inventory reserve	—	200
Depreciation and amortization included in operating expenses	2,747	1,315
Depreciation included in cost of subscription and transaction fees for rental equipment	342	242
Other	443	657
Changes in operating assets and liabilities:
Accounts receivable	(7,784)	(4,693)
Finance receivables	1,122	(346)
Inventory	(344)	(3,948)
Prepaid expenses and other assets	171	(70)
Accounts payable and accrued expenses	5,152	3,596
Operating lease liabilities	(391)	(369)
Deferred revenue	274	175
Net cash provided by (used in) operating activities	6,703	(9,032)

Cash flows from investing activities:
Capital expenditures	(2,916)	(4,956)
Net cash used in investing activities	(2,916)	(4,956)

Cash flows from financing activities:
Repayment of long-term debt	(193)	(193)
Contingent consideration paid for acquisition	—	(1,000)
Proceeds from exercise of common stock options	76	—
Repurchase of Series A Convertible Preferred Stock	—	(2,151)
Net cash used in financing activities	(117)	(3,344)

Net increase (decrease) in cash and cash equivalents	3,670	(17,332)
Cash and cash equivalents at beginning of year	50,927	68,125
Cash and cash equivalents at end of period	$54,597	$50,793

Supplemental disclosures of cash flow information:
Interest paid in cash	$889	$248
Income taxes paid in cash	$13	$44

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three months ended September 30,
($ in thousands)	2023	2022
U.S. GAAP net income (loss)	$2,007	$(8,574)
Less: interest income from leases	(517)	(567)
Plus: interest expense	1,107	477
Plus: income tax provision	81	26
Plus: depreciation included in cost of subscription and transaction fees for rental equipment	342	242
Plus: depreciation and amortization in operating expenses	2,747	1,315
EBITDA	5,767	(7,081)
Plus: stock-based compensation (a)	1,932	1,318
Plus: integration and acquisition expenses (b)	78	—
Plus: remediation expenses (c)	44	—
Plus: investigation, proxy solicitation and restatement expenses, net of insurance recoveries (d)	—	397
Adjustments to EBITDA	2,054	1,715
Adjusted EBITDA	$7,821	$(5,366)

(a)    As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)    As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(c)    As an adjustment to EBITDA, we have excluded expense incurred in connection with a one-time project related to remediating previously identified material weakness in our internal control over financial reporting from the prior year.
(d)    As an adjustment to EBITDA, we have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations. The 2019 Investigation has been fully resolved as of fiscal year 2023.